Exhibit 99.1
NEWS RELEASE
February 5, 2025

HELMERICH & PAYNE, INC. ANNOUNCES FISCAL FIRST QUARTER RESULTS

Helmerich & Payne, Inc. (NYSE: HP) reported net income of $55 million, or $0.54 per diluted share, from operating revenues of $677 million for the quarter ended December 31, 2024, compared to net income of $75 million, or $0.76 per diluted share, from operating revenues of $694 million for the quarter ended September 30, 2024. The net income per diluted share for the first quarter of fiscal 2025 and fourth quarter of fiscal year 2024 include net $(0.17) and $0.00 of after-tax gains and losses, respectively, comprised of select items(1).

Net cash provided by operating activities was $158 million for the first quarter of fiscal year 2025 compared to net cash provided by operating activities of $169 million for the fourth quarter of fiscal year 2024.

Quarter Highlights

•The Company reported fiscal first quarter Adjusted EBITDA(2) of $199 million
•The North America Solutions ("NAS") segment exited the first quarter of fiscal year 2025 with 148 active rigs and recognized revenue per day of $38,600/day with associated direct margins(3) per day of $19,400 day during the quarter
•Quarterly NAS operating income decreased $4 million to $152 million, from the fourth fiscal quarter of 2024; while direct margins(3) decreased by $9 million to $266 million as revenues decreased by $20 million to $598 million and expenses decreased by $11 million to $333 million
•Completed the exportation of eight super-spec FlexRigs into our Saudi Arabia operations
•On December 11, 2024, the Board of Directors of the Company declared a quarterly cash dividend of $0.25 per share, payable on February 28, 2025 to stockholders of record at the close of business on February 14, 2025

On January 16th, the Company completed the acquisition of KCA Deutag, which establishes H&P as a global leader in onshore drilling and positions the Company for value creation opportunities in the years ahead. Key highlights of the acquisition include:

•An increase in our contracted rig count in key Middle Eastern markets from 11 to 65, with significant sources of cash flows in Saudi Arabia, Oman, Kuwait, and Bahrain
•Substantial growth in our offshore business, with exposure now to stable markets in the North Sea, U.S. Gulf of Mexico, the Caspian Sea, and offshore Canada
•Growth in key customer relationships, with legacy KCA Deutag activity already generating incremental new commercial interest for H&P's leading technology solution offerings
•The addition of approximately $5.5(4) billion in backlog with high-quality, investment-grade customers
•Maintenance of H&P's own strong, investment-grade credit profile, with additional cash flow diversification to provide stability across a variety of market environments
Helmerich & Payne | 222 N. Detroit Ave. | Suite 1100
Tulsa, OK 74120 | 918.588.5190 | helmerichpayne.com

News Release
February 5, 2025

•Enhances geographic footprint, with the Company levered to the most resilient basins in the world

Commentary

President and CEO John Lindsay commented, "During the first fiscal quarter of 2025, the Company executed at a high level on multiple fronts. Our NAS segment maintained its industry leading position with a financial performance and a stable rig count reflecting the value proposition we are providing to customers. In our International Solutions segment, we completed the exportation of eight rigs into Saudi Arabia during the quarter, three of which have spud. We are looking forward to more of those rigs commencing operations in the coming months.

"Crude oil prices and industry rig counts were relatively steady during the quarter, but market sentiment remained cautious in the face of a multitude of economic and geopolitical uncertainties that have materialized over the past several quarters. Contractual churn in our NAS rig count continues to characterize the market, yet we have been successful in managing that volatility by consistently delivering drilling performance and efficiencies for our customers. Looking through the remainder of the second fiscal quarter we expect our NAS rig count to remain relatively flat and exit the quarter in a range of 146-152 active rigs.

"Results in our International Solutions and Offshore Solutions segments were in line with recent quarter norms but are poised to increase significantly in the second fiscal quarter. In addition to the direct margin contributions from KCA Deutag's core Middle East operations, the eight rigs recently delivered into Saudi Arabia are also expected to be a factor in improving this segment's overall direct margins and collectively positions the Company as a leading land driller in the region. In terms of magnitude, KCA Deutag's core Middle East assets drive H&P's rig count in the Middle East from 11 rigs contracted as of December 31, 2024 to approximately 65 rigs contracted at the end of March 31, 2025. In South America, tendering activity has increased and we see the potential to add 1-3 rigs later in calendar 2025. Regarding the Offshore Solutions segment, the addition of approximately 30 management contracts from the KCA Deutag acquisition will meaningfully increase this segment's contribution to the overall Company as well."

Senior Vice President and CFO Kevin Vann also commented, "As John mentioned, we are excited about the recent completion of the KCA Deutag acquisition as it substantially accelerates our international growth, and we are looking forward to the benefits of being a larger and more diversified company. We expect operations in our North America Solutions segment to continue generating significant levels of cash flow. We believe that cash generation combined with a lower capex outlook for fiscal 2025 for H&P's legacy operations relative to fiscal 2024 and the inclusion of KCA Deutag's cash flow from operations, will create free cash flow that we intend to use to service our near-term debt reduction goals as well as continue to provide a competitive dividend to our shareholders."

John Lindsay concluded, “Over the past several months H&P and KCA Deutag employees have been working on integration planning, and now with the acquisition complete that integration is underway. I have been impressed by the hard work of our employees while maintaining our focus on safety. We realize that it may take several months to fully harmonize the new organization, but we believe the leadership and plans are in place to achieve that end. During this time of internal integration, our external focus will remain on our customers. We will continue to have a customer centric approach, putting safety and value creation at the forefront of our operations."

Operating Segment Results for the First Quarter of Fiscal Year 2025

North America Solutions:
This segment had operating income of $152.0 million compared to operating income of $155.7 million during the previous quarter, a decrease of $3.7 million. The decrease in operating income was primarily attributable to lower revenue and fewer revenue days during the quarter; offset to some extent by lower depreciation and selling, general and administrative expenses. Direct margin(3) decreased by $9.1 million to $265.5 million sequentially.

News Release
February 5, 2025

International Solutions:
This segment had an operating loss of $15.2 million compared to an operating loss of $5.1 million during the previous quarter. The decrease in operating income was mainly due to start-up costs associated with our Saudi Arabia operations. Direct margin(3) during the first fiscal quarter was a loss of $7.6 million compared to $0.3 million during the previous quarter. Current quarter results included a $0.9 million foreign currency loss compared to a $1.1 million foreign currency loss in the previous quarter.

Offshore Gulf of Mexico (Note: Naming convention changed to Offshore Solutions effective 1/16/25):
This segment had operating income of $3.5 million compared to operating income of $4.3 million during the previous quarter. Direct margin(3) for the quarter was $6.5 million compared to $7.1 million in the previous quarter.

Select Items(1) Included in Net Income per Diluted Share

First quarter of fiscal year 2025 net income of $0.54 per diluted share included a net impact $(0.17) per share in after-tax gains and losses comprised of the following:

•$0.02 of after-tax gains related to an insurance claim
•$(0.01) of after-tax losses related to fees associated with acquisition financing
•$(0.08) of after-tax losses related to transaction and integration costs
•$(0.10) of non-cash after-tax losses related to fair market value adjustments to equity investments

Fourth quarter of fiscal year 2024 net income of $0.76 per diluted share included a net impact of $0.00 in after-tax gains and losses comprised of the following:

•$0.10 of non-cash after-tax gains related to fair market value adjustments to equity investments
•$(0.05) of after-tax losses related to fees associated with acquisition financing
•$(0.05) of after-tax losses related to transaction and integration costs

News Release
February 5, 2025

Operational Outlook for the Second Quarter of Fiscal Year 2025

The below guidance represents our expectations as of the date of this release.

North America Solutions:
•Direct margins(3) to be between $240-$260 million
•Exit the quarter between approximately 146-152 contracted rigs

International Solutions:
•Direct margin(3) contribution from H&P's legacy operations to be between $(7)-$(3) million, exclusive of any foreign exchange gains or losses
•Direct margin(3) contribution from KCA Deutag's legacy operations to be between $35-$50 million, exclusive of any foreign exchange gains or losses
•Collectively exit the quarter between approximately 88-94 contracted rigs, of which 71-77 are expected to be generating revenue

Offshore Solutions:
•Direct margin(3) contribution from H&P's legacy operations to be between $6-$8 million
•Direct margin(3) contribution from KCA Deutag's legacy operations to be between $18-$25 million
•Collectively exit the quarter between approximately 35-39 management contracts and contracted platform rigs

Other:
•Direct margin(3) contribution from the Company's other operations to be between $4-$6 million

Other Estimates for Fiscal Year 2025 (inclusive of KCA Deutag's legacy operations)
•Gross capital expenditures are now expected to be approximately $360-$395 million;
▪Ongoing asset sales that include reimbursements for lost and damaged tubulars and sales of other used drilling equipment offset a portion of the gross capital expenditures, and are still expected to total approximately $45 million in fiscal year 2025
•Depreciation for H&P's legacy operations fiscal year 2025 is still expected to be approximately $400 million; purchase price accounting for the KCA Deutag acquisition has not been completed
•Research and development expenses for fiscal year 2025 are still expected to be roughly $32 million
•General and administrative expenses for fiscal year 2025 are now expected to be approximately $280 million
•Cash taxes to be paid in fiscal year 2025 are now expected to be approximately $190-$240 million
•Interest expense for the remainder of fiscal year 2025 (Q2-Q4) is expected to be approximately $75 million

Conference Call

A conference call will be held on Thursday, February 6, 2024 at 11:00 a.m. (ET) with John Lindsay, President and CEO, Kevin Vann, Senior Vice President and CFO, and Dave Wilson, Vice President of Investor Relations, to discuss the Company’s first quarter fiscal year 2025 results. Dial-in information for the conference call is (800) 445-7795 for domestic callers or (785) 424-1699 for international callers. The call access code is ‘Helmerich’. You may also listen to the conference call that will be broadcast live over the Internet and can access the Company's earnings presentation by logging on to the Company’s website at http://www.helmerichpayne.com and accessing the corresponding link through the investor relations section by clicking on “Investors” and then clicking on “News and Events - Events & Presentations” to find the event and the link to the webcast and presentation.

News Release
February 5, 2025

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. (H&P) (NYSE: HP) is committed to delivering industry leading levels of drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for its customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. At December 31, 2024, H&P's fleet included 225 land rigs in the United States, 30 international land rigs and seven offshore platform rigs. For more information, see H&P online at www.helmerichpayne.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the anticipated benefits (including synergies and cash flow and free cash flow accretion) of the acquisition and integration of KCA Deutag, the anticipated impact of the acquisition of KCA Deutag on the Company's business and future financial and operating results, the anticipated timing of expected synergies and returns from the acquisition of KCA Deutag, the anticipated impact of suspended rigs related to the Acquisition, the timing and terms of recommencement of suspended rigs related to the Acquisition, the Company’s business strategy, future financial position, operations outlook, future cash flow, future use of generated cash flow, dividend amounts and timing, amounts of any future dividends, investments, active rig count projections, projected costs and plans, objectives of management for future operations, contract terms, financing and funding, capex spending and budgets, outlook for domestic and international markets, future commodity prices, future customer activity and relationships and the expected impact of the integration of KCA Deutag are forward-looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other disclosures in the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. Investors are cautioned not to put undue reliance on such statements. We undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, changes in internal estimates, expectations or otherwise, except as required under applicable securities laws.

Helmerich & Payne uses its Investor Relations website as a channel of distribution for material company information. Such information is routinely posted and accessible on its Investor Relations website at www.helmerichpayne.com. Information on our website is not part of this release.

Note Regarding Trademarks. Helmerich & Payne, Inc. owns or has rights to the use of trademarks, service marks and trade names that it uses in conjunction with the operation of its business. Some of the trademarks that appear in this release or otherwise used by H&P include FlexRig, which may be registered or trademarked in the United States and other jurisdictions.

(1) Select items are considered non-GAAP metrics and are included as a supplemental disclosure as the Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future periods results. Select items are excluded as they are deemed to be outside the Company's core business operations. See Non-GAAP Measurements.

(2) Adjusted EBITDA is considered to be a non-GAAP metric. Adjusted EBITDA is defined as net income (loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. Adjusted EBITDA is included as supplemental disclosure as management uses it to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful to information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be

News Release
February 5, 2025

considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies. See Non-GAAP Measurements for a reconciliation of net income to Adjusted EBITDA.

(3) Direct margin, which is considered a non-GAAP metric, is defined as operating revenues (less reimbursements) less direct operating expenses (less reimbursements) and is included as a supplemental disclosure. We believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See Non-GAAP Measurements for a reconciliation of segment operating income(loss) to direct margin. Expected direct margin for the second quarter of fiscal 2025 is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future items and adjustments, which could be significant, we are unable to provide a reconciliation of expected direct margin to the most comparable GAAP measure without unreasonable effort.

(4) With the completion of the KCA Deutag acquisition on January 16, 2025, the Company added approximately $5.5 billion to its contract backlog.

Contact: Dave Wilson, Vice President of Investor Relations
investor.relations@hpinc.com
(918) 588‑5190

News Release
February 5, 2025

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended
(in thousands, except per share amounts)	December 31,	September 30,	December 31,
	2024	2024	2023
OPERATING REVENUES
Drilling services	$674,613	$691,293	$674,565
Other	2,689	2,500	2,582
	677,302	693,793	677,147
OPERATING COSTS AND EXPENSES
Drilling services operating expenses, excluding depreciation and amortization	411,857	408,043	403,303
Other operating expenses	1,156	1,176	1,137
Depreciation and amortization	99,080	100,992	93,991
Research and development	9,359	8,862	8,608
Selling, general and administrative	63,062	66,923	56,577
Acquisition transaction costs	10,535	7,452	—
Gain on reimbursement of drilling equipment	(9,403)	(8,622)	(7,494)
Other (gain) loss on sale of assets	1,673	2,421	(2,443)
	587,319	587,247	553,679
OPERATING INCOME	89,983	106,546	123,468
Other income (expense)
Interest and dividend income	21,741	11,979	10,734
Interest expense	(22,298)	(16,124)	(4,372)
Gain (loss) on investment securities	(13,367)	13,851	(4,034)
Other	360	102	(543)
	(13,564)	9,808	1,785
Income before income taxes	76,419	116,354	125,253
Income tax expense	21,647	40,878	30,080
NET INCOME	$54,772	$75,476	$95,173

Basic earnings per common share	$0.55	$0.75	$0.95

Diluted earnings per common share	$0.54	$0.76	$0.94

Weighted average shares outstanding:
Basic	98,867	98,755	99,143
Diluted	99,159	98,995	99,628

News Release
February 5, 2025

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	December 31,	September 30,
(in thousands except share data and share amounts)	2024	2024
ASSETS
Current Assets:
Cash and cash equivalents	$391,179	$217,341
Restricted cash	73,216	68,902
Short-term investments	135,317	292,919
Accounts receivable, net of allowance of $2,720 and $2,977, respectively	426,933	418,604
Inventories of materials and supplies, net	127,288	117,884
Prepaid expenses and other, net	70,898	76,419
Total current assets	1,224,831	1,192,069

Investments	101,652	100,567
Property, plant and equipment, net	3,009,360	3,016,277
Other Noncurrent Assets:
Goodwill	45,653	45,653
Intangible assets, net	52,547	54,147
Operating lease right-of-use asset	67,510	67,076
Restricted cash	1,242,124	1,242,417
Other assets, net	72,944	63,692
Total other noncurrent assets	1,480,778	1,472,985

Total assets	$5,816,621	$5,781,898

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$148,752	$135,084
Dividends payable	25,154	25,024
Accrued liabilities	261,807	286,841
Total current liabilities	435,713	446,949

Noncurrent Liabilities:
Long-term debt, net	1,781,674	1,782,182
Deferred income taxes	485,682	495,481
Other	166,771	140,134
Total noncurrent liabilities	2,434,127	2,417,797

Shareholders' Equity:
Common stock, $0.10 par value, 160,000,000 shares authorized, 112,222,865 shares issued as of December 31, 2024 and September 30, 2024, and 99,186,843 and 98,755,412 shares outstanding as of December 31, 2024 and September 30, 2024, respectively	11,222	11,222
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	501,516	518,083
Retained earnings	2,913,211	2,883,590
Accumulated other comprehensive loss	(5,987)	(6,350)
Treasury stock, at cost, 13,036,022 shares and 13,467,453 shares as of December 31, 2024 and September 30, 2024, respectively	(473,181)	(489,393)
Total shareholders’ equity	2,946,781	2,917,152
Total liabilities and shareholders' equity	$5,816,621	$5,781,898

News Release
February 5, 2025

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended December 31,
(in thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$54,772	$95,173
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99,080	93,991
Amortization of debt discount and debt issuance costs	2,390	148
Stock-based compensation	6,851	7,672
Loss on investment securities	13,367	4,034
Gain on reimbursement of drilling equipment	(9,403)	(7,494)
Other (gain) loss on sale of assets	1,673	(2,443)
Deferred income tax benefit	(9,923)	(7,829)
Other	(381)	305
Changes in assets and liabilities	(68)	(8,759)
Net cash provided by operating activities	158,358	174,798

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(106,485)	(136,411)
Purchase of short-term investments	(95,956)	(46,250)
Purchase of long-term investments	(646)	(291)
Proceeds from sale of short-term investments	242,920	57,956
Insurance proceeds from involuntary conversion	698	—
Proceeds from asset sales	12,120	11,929
Net cash provided by (used in) investing activities	52,651	(113,067)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(25,021)	(42,294)
Debt issuance costs	(1,216)	—
Payments for employee taxes on net settlement of equity awards	(6,913)	(8,820)
Payment of contingent consideration from acquisition of business	—	(250)
Share repurchases	—	(47,364)
Net cash used in financing activities	(33,150)	(98,728)
Net increase (decrease) in cash and cash equivalents and restricted cash	177,859	(36,997)
Cash and cash equivalents and restricted cash, beginning of period	1,528,660	316,238
Cash and cash equivalents and restricted cash, end of period	$1,706,519	$279,241

News Release
February 5, 2025

HELMERICH & PAYNE, INC.
SEGMENT REPORTING
	Three Months Ended
	December 31,	September 30,	December 31,
(in thousands, except operating statistics)	2024	2024	2023
NORTH AMERICA SOLUTIONS
Operating revenues	$598,145	$618,285	$594,282
Direct operating expenses	332,602	343,651	338,208
Depreciation and amortization	88,336	92,647	87,019
Research and development	9,440	8,987	8,689
Selling, general and administrative expense	15,773	17,305	15,876
Segment operating income	$151,994	$155,695	$144,490
Financial Data and Other Operating Statistics1:
Direct margin (Non-GAAP)[2]	$265,543	$274,634	$256,074
Revenue days[3]	13,708	13,871	13,711
Average active rigs[4]	149	151	149
Number of active rigs at the end of period[5]	148	151	151
Number of available rigs at the end of period	225	228	233
Reimbursements of "out-of-pocket" expenses	$68,426	$76,148	$69,728

INTERNATIONAL SOLUTIONS
Operating revenues	$47,480	$45,463	$54,752
Direct operating expenses	55,114	45,155	44,519
Depreciation	4,828	3,314	2,334
Selling, general and administrative expense	2,708	2,091	2,476
Segment operating income (loss)	$(15,170)	$(5,097)	$5,423
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$(7,634)	$308	$10,233
Revenue days[3]	1,689	1,336	1,173
Average active rigs[4]	18	15	13
Number of active rigs at the end of period[5]	20	16	12
Number of available rigs at the end of period	30	27	22
Reimbursements of "out-of-pocket" expenses	$2,119	$1,065	$3,384

OFFSHORE GULF OF MEXICO
Operating revenues	$29,210	$27,545	$25,531
Direct operating expenses	22,661	20,468	19,579
Depreciation	1,980	1,723	2,068
Selling, general and administrative expense	1,064	1,079	832
Segment operating income	$3,505	$4,275	$3,052
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$6,549	$7,077	$5,952
Revenue days[3]	276	276	289
Average active rigs[4]	3	3	3
Number of active rigs at the end of period[5]	3	3	3
Number of available rigs at the end of period	7	7	7
Reimbursements of "out-of-pocket" expenses	$7,225	$7,287	$7,827

(1)These operating metrics and financial data, including average active rigs, are provided to allow investors to analyze the various components of segment financial results in terms of activity, utilization and other key results. Management uses these metrics to analyze historical segment financial results and as the key inputs for forecasting and budgeting segment financial results.
(2)Direct margin, which is considered a non-GAAP metric, is defined as operating revenues (less reimbursements) less direct operating expenses (less reimbursements) and is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See — Non-GAAP Measurements below for a reconciliation of segment operating income (loss) to direct margin.
(3)Defined as the number of contractual days we recognized revenue for during the period.
(4)Active rigs generate revenue for the Company; accordingly, 'average active rigs' represents the average number of rigs generating revenue during the applicable time period. This metric is calculated by dividing revenue days by total days in the applicable period (i.e. 92 days for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023.)
(5)Defined as the number of rigs generating revenue at the applicable end date of the time period.

News Release
February 5, 2025

Segment operating income (loss) for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes acquisition transaction costs, gain on reimbursement of drilling equipment, other gain (loss) on sale of assets, corporate selling, general and administrative expenses and corporate depreciation. The Company considers segment operating income (loss) to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses. This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods. The Company believes that segment operating income (loss) is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers. Additionally, it highlights operating trends and aids analytical comparisons. However, segment operating income (loss) has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.
The following table reconciles operating income per the information above to income (loss) from continuing operations before income taxes as reported on the Unaudited Condensed Consolidated Statements of Operations:

	Three Months Ended
	December 31,	September 30,	December 31,
(in thousands)	2024	2024	2023
Operating income (loss)
North America Solutions	$151,994	$155,695	$144,490
International Solutions	(15,170)	(5,097)	5,423
Offshore Gulf of Mexico	3,505	4,275	3,052
Other	774	714	(67)
Eliminations	102	2,315	334
Segment operating income	$141,205	$157,902	$153,232
Acquisition transaction costs	(10,535)	(7,452)	—
Gain on reimbursement of drilling equipment	9,403	8,622	7,494
Other gain (loss) on sale of assets	(1,673)	(2,421)	2,443
Corporate selling, general and administrative costs and corporate depreciation	(48,417)	(50,105)	(39,701)
Operating income	$89,983	$106,546	$123,468
Other income (expense):
Interest and dividend income	21,741	11,979	10,734
Interest expense	(22,298)	(16,124)	(4,372)
Gain (loss) on investment securities	(13,367)	13,851	(4,034)
Other	360	102	(543)
Total unallocated amounts	(13,564)	9,808	1,785
Income before income taxes	$76,419	$116,354	$125,253

News Release
February 5, 2025

SUPPLEMENTARY STATISTICAL INFORMATION
Unaudited

H&P GLOBAL LAND RIG COUNTS, MARKETABLE FLEET
& MANAGEMENT CONTRACT STATISTICS

	February 5,	December 31,	September 30,	Q1F25
	2025	2024	2024	Average
North American Solutions
Term Contract Rigs	87	87	88	86
Spot Contract Rigs	61	61	63	63
Total Contracted Rigs	148	148	151	149
Idle or Other Rigs	77	77	77	77
Total Marketable Fleet	225	225	228	226

International Solutions
Total Contracted Rigs(1)	89	20	16	18
Idle or Other Rigs	64	10	11	11
Total Marketable Fleet	153	30	27	29

Offshore Solutions
Total Platform Rigs	3	3	3	3
Idle or Other Rigs	4	4	4	4
Total Fleet	7	7	7	7

Total Management Contracts	34	3	3	3

(1)Includes 17 rigs, 5 rigs, and 5 rigs as February 5, 2025, December 31, 2024, and September 30, 2024, respectively that are contracted but not earning revenue.

News Release
February 5, 2025

NON-GAAP MEASUREMENTS

NON-GAAP RECONCILIATION OF SELECT ITEMS AND ADJUSTED NET INCOME(**)

	Three Months Ended December 31, 2024
(in thousands, except per share data)	Pretax	Tax Impact	Net	EPS
Net income (GAAP basis)			$54,772	$0.54
(-) Gains related to an insurance claim	$2,366	$656	$1,710	$0.02
(-) Losses related to fees associated with acquisition financing	$(1,468)	$(407)	$(1,061)	$(0.01)
(-) Losses related to transaction and integration costs	$(10,535)	$(2,918)	$(7,617)	$(0.08)
(-) Fair market adjustment to equity investments	$(13,427)	$(3,719)	$(9,708)	$(0.10)
Adjusted net income			$71,448	$0.71

	Three Months Ended September 30, 2024
(in thousands, except per share data)	Pretax	Tax Impact	Net	EPS
Net income (GAAP basis)			$75,476	$0.76
(-) Fair market adjustment to equity investments	$13,764	$4,073	$9,691	$0.10
(-) Fees associated with the acquisition financing	$(7,167)	$(2,043)	$(5,124)	$(0.05)
(-) Expenses related to transaction and integration costs	$(7,452)	$(2,287)	$(5,165)	$(0.05)
Adjusted net income			$76,074	$0.76

(**)The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future period results. Select items are excluded as they are deemed to be outside of the Company's core business operations.

News Release
February 5, 2025

NON-GAAP RECONCILIATION OF DIRECT MARGIN
Direct margin is considered a non-GAAP metric. We define "direct margin" as operating revenues (less reimbursements) less direct operating expenses (less reimbursements). Direct margin is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. Direct margin is not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures.
The following table reconciles direct margin to segment operating income (loss), which we believe is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to direct margin.

	Three Months Ended
	December 31,	September 30,	December 31,
(in thousands)	2024	2024	2023
NORTH AMERICA SOLUTIONS
Segment operating income	$151,994	$155,695	$144,490
Add back:
Depreciation and amortization	88,336	92,647	87,019
Research and development	9,440	8,987	8,689
Selling, general and administrative expense	15,773	17,305	15,876
Direct margin (Non-GAAP)	$265,543	$274,634	$256,074

INTERNATIONAL SOLUTIONS
Segment operating income (loss)	$(15,170)	$(5,097)	$5,423
Add back:
Depreciation and amortization	4,828	3,314	2,334
Selling, general and administrative expense	2,708	2,091	2,476
Direct margin (Non-GAAP)	$(7,634)	$308	$10,233

OFFSHORE GULF OF MEXICO
Segment operating income	$3,505	$4,275	$3,052
Add back:
Depreciation and amortization	1,980	1,723	2,068
Selling, general and administrative expense	1,064	1,079	832
Direct margin (Non-GAAP)	$6,549	$7,077	$5,952

News Release
February 5, 2025

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA

Adjusted EBITDA and 'Select Items' are considered to be non-GAAP metrics. Adjusted EBITDA is defined as net income(loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. These metrics are included as supplemental disclosures as management uses them to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful to information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies.

	Three Months Ended
	December 31,	September 30,	December 31,
(in thousands)	2024	2024	2023
Net income	$54,772	$75,476	$95,173
Add back:
Income tax expense	21,647	40,878	30,080
Other income (expense)
Interest and dividend income	(21,741)	(11,979)	(10,734)
Interest expense	22,298	16,124	4,372
(Gain) loss on investment securities	13,367	(13,851)	4,034
Other	(360)	(102)	543
Depreciation and amortization	99,080	100,992	93,991
Other (gain) loss on sale of assets	1,673	2,421	(2,443)
Excluding Select Items (Non-GAAP)
Expenses related to transaction and integration costs	10,535	7,452	—
Gains related to an insurance claim	(2,366)	—	—
Adjusted EBITDA (Non-GAAP)	$198,905	$217,411	$215,016